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                                [Letterhead of
                            Stephen M. Wallenstein
                                Attorney At Law
                           3297 A Sutton Place, N.W.
                            Washington, D.C. 20016

                           Telephone (202) 362-1132]


                               October 23, 1985


Mr. Robert Bacarella
President
Monetta Fund, Inc.
455 Taft Avenue
Glen Ellyn, Illinois

          Re:  Registration and Issuance of an Indefinite Number
               of Shares of Common Stock of Monetta Fund, Inc.
               -----------------------------------------------

Dear Mr. Bacarella:

     Monetta Fund, Inc. (the "Fund") has requested my opinion in connection with the legality of an indefinite number of shares of Common Stock of the Fund being registered for offer and sale under the Securities Act of 1933 (the "Stock") and as part of the N-1A Registration Statement under the Investment Company Act of 1940. I have examined documents relating to the organization of the Fund, and the authorization and issuance of the Stock. As a result of such examination, I am of the following opinion:

     1. Subject only to compliance with the conditions outlined in paragraph 2 hereof, the issuance and sale of the Stock may be duly and validly authorized by appropriate corporate action and, assuming delivery thereof and payment therefore in accordance with the description of the Fund's Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

     2. The opinion given in paragraph 1 hereof with respect to said shares of the Fund is subject to the following conditions precedent:

     (a) The Fund's Registration Statement on Form N-1A shall have become effective and shall not have been the subject of any stop order or suspension order;

     (b) The Fund, in connection with the making of a public offering of the Stock, shall have complied with Section 14(a)(3) of the Investment Company Act of 1940; and
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Mr. Robert Bacarella
October 23, 1985
Page 2




     (c) The Fund shall have complied with the provisions of any applicable laws, regulations and permits of any states in which any of the shares of the Fund are proposed to be sold.

     This opinion is solely for your benefit and may not be relied on by, nor copies delivered to, any other person without my prior written consent. I do consent, however, to the submission of a copy of this opinion to the Securities and Exchange Commission as Exhibit I under Item 24(b) of Part C of the Registration Statement on Form N-1A.

                                     Sincerely,

                                     /s/ Stephen M. Wallenstein

                                     Stephen M. Wallenstein